Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN AIRLINES AND US AIRWAYS TO CREATE A PREMIER GLOBAL CARRIER — THE NEW AMERICAN AIRLINES

Customers to Benefit from an Expanded Global Network and Investment in New Aircraft, Technology, Products, and Services

Combined Company to Enhance oneworld® Alliance, Offering a Seamless Global Network

Will Improve Loyalty Benefits by Expanding Member Opportunities to Earn and Redeem Miles

Combination Provides Path to Improved Compensation and Benefits with Greater Long-Term Opportunities for Employees of Both Companies

Combined Airline Expects to Maintain All Hubs and Service to All Destinations

Expected 2015 Annual Synergies of More Than $1 Billion, Creating Value for Stakeholders of

Both Companies

Enhances Recoveries for Stakeholders

AMR Stakeholders to Own 72% and US Airways Shareholders to Own 28% of Combined Company’s Common Stock

Company to Retain Iconic, Globally Recognized American Airlines Brand

Company to Be Headquartered in Dallas-Fort Worth, with Significant Corporate and Operational Presence in Phoenix

FORT WORTH, TX, and TEMPE, AZ, February 14, 2013 – AMR Corporation (OTCQB: AAMRQ), the parent company of American Airlines, Inc., and US Airways Group, Inc. (NYSE: LCC) today announced that the boards of directors of both companies have unanimously approved a definitive merger agreement under which the companies will combine to create a premier global carrier, which will have an implied combined equity value of approximately $11 billion based on the price of US Airways’ stock as of February 13, 2013.

Operating under the American Airlines name, one of the most recognized brands in the world, the combined airline will have a robust global network and a strong financial foundation. The merger will offer benefits to both airlines’ customers, communities, employees, investors, and creditors. Customers will have access to more choices and increased service across the combined company’s larger worldwide network and through an enhanced oneworld® Alliance, of which American Airlines is a founding member. With firm orders for more than 600 new mainline aircraft, the combined airline will have one of the most modern and efficient fleets in the industry, and a solid foundation for continued investment in technology, products, and services.

Thomas Horton, Chairman, President and Chief Executive Officer of American Airlines, will serve as Chairman of the combined airline’s Board of Directors through its first annual meeting of shareholders, and will also serve as the combined airline’s representative to the oneworld Alliance, of which he is currently chairman, and International Air Transport Association for the same duration. Doug Parker, Chairman and CEO of US Airways, will serve as Chief Executive Officer and a member of the Board of Directors. Mr. Parker will assume the additional position of Chairman of the Board following the conclusion of Mr. Horton’s service. The Board of Directors will initially be made up of twelve members. The Board will be comprised of three American Airlines representatives, including Tom Horton, four US Airways representatives, including Doug Parker, and five AMR creditor representatives.

Under the terms of the merger agreement, US Airways stockholders will receive one share of common stock of the combined airline for each share of US Airways common stock then held. The aggregate number of shares of common stock of the combined airline issuable to holders of US Airways equity instruments (including stockholders, holders of convertible notes, optionees and holders of restricted stock units) will represent 28% of the diluted equity of the combined airline. The remaining 72% diluted equity ownership of the combined airline will be issuable to stakeholders of AMR and its debtor subsidiaries that filed for relief under Chapter 11 (the “Debtors”), American’s labor unions, and current AMR employees.

The merger is to be effected pursuant to a plan of reorganization (the “Plan”) for the Debtors in their currently pending cases under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The Plan is subject to confirmation and consummation in accordance with the requirements of the Bankruptcy Code.

In connection with the merger agreement, AMR has entered into a support agreement with certain unsecured creditors holding approximately $1.2 billion of prepetition unsecured claims against the Debtors. Pursuant to the support agreement, the creditors party thereto have agreed, subject to certain conditions, to support a plan of reorganization implementing the merger and incorporating a compromise and settlement of certain intercreditor and intercompany claims issues. Provisions of the support agreement relating to the treatment of prepetition unsecured claims against the Debtors and the treatment of existing equity interests in AMR are summarized further below.

The combined airline will offer more than 6,700 daily flights to 336 destinations in 56 countries. The combined airline is expected to maintain all hubs currently served by American Airlines and US Airways, resulting in more travel options for customers. Both airlines expect that the regional carriers they own – AMR Corporation’s American Eagle and US Airways’ Piedmont and PSA – will continue to operate as distinct entities, providing seamless service to the combined airline. The company will be headquartered in Dallas-Fort Worth and will maintain a significant corporate and operational presence in Phoenix.

“Today, we are proud to launch the new American Airlines – a premier global carrier well equipped to compete and win against the best in the world,” said Tom Horton, Chairman, President, and Chief Executive Officer of American Airlines. “Together, we will be even better positioned to deliver for all of our stakeholders, including our customers, people, investors, partners, and the many communities we serve.

“The combination of American and US Airways brings together two highly complementary networks with access to the best destinations around the globe and gives us a strong platform to provide our customers the most connected, comfortable travel experience available. The operational and financial strength of the combined airline is expected to enable continued investment in new products and technologies and will create exciting new opportunities for our people, even as we deliver strong cash flow and sustainable profitability.

“Over the past year, the American team stood tall as we established a rock solid foundation for long-term success through an efficient and effective restructuring. As part of this process, after months of exhaustive analysis and a thorough review of all alternatives, we concluded that this merger is the best outcome for our company, delivering not only the greatest value for our financial stakeholders, but also positioning us well for sustainable success over the long term.

“This merger provides enhanced potential for full recovery for our creditors. In addition, I am pleased that we were able to obtain the support of a sizable portion of our unsecured creditors for a plan that provides a recovery of at least a 3.5% aggregate ownership stake in the combined airline for our shareholders. It is unusual in Chapter 11 cases – and unprecedented in recent airline restructurings – for shareholders to receive meaningful recoveries. I look forward to working closely with Doug Parker, whom I have known as a friend for more than 25 years, and with the leadership teams of both companies to assure a smooth integration and the creation of a new industry leader.”

Doug Parker, Chairman and Chief Executive Officer of US Airways, said, “Today marks an exciting new chapter for American Airlines and US Airways. American Airlines is one of the world’s most iconic brands. The combined airline will have the scale, breadth and capabilities to compete more effectively and profitably in the global marketplace. Our combined network will provide a significantly more attractive offering to customers, ensuring that we are always able to take them where they want to travel, when they want to go.”

Parker continued, “Today’s announcement is possible only because of the important work carried out over the past year by Tom Horton and the American team. No one cares more about the long-term success of American Airlines and its people than Tom. Through a successful restructuring and this merger, Tom and the American team have established an excellent foundation for the new American Airlines to become a premier global airline. I am grateful for all that Tom has done to ensure that American is in the best position possible for future success and am delighted he has agreed to remain on board to assist with the transition.

“I am particularly pleased for the employees of both US Airways and American. This merger will create a stronger company, with the path to improved compensation and benefits and greater long-term opportunities for all our employees. We are grateful to have the support of both companies’ unions and thank them and their leaders for their hard work and vision. We look forward to a bright future for our employees and enhanced service and choice for our customers. With today’s announcement, we start becoming one team and one new airline.”

More Choices, Increased Service, and an Enhanced Travel Experience for Customers

The transaction will combine American Airlines’ and US Airways’ complementary flight networks, increasing efficiency and providing more options for customers. The result for consumers is a highly competitive alternative to other global carriers. Importantly, the combined worldwide network will offer superior breadth of schedule to high value travelers.

The combined airline is expected to:

•	Provide the most service across the East Coast and Central regions of the U.S., including the East Coast shuttle, enhancing the combined carrier’s competitive position

•	Expand its presence and further strengthen the network in the Western U.S.

•	Bolster American’s industry-leading position in Latin America and the Caribbean

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Enhance connectivity within the oneworld Alliance – including joint businesses with British Airways and Iberia across the Atlantic and with Japan Airlines and Qantas across the Pacific – creating more options for travel and benefits both domestically and internationally

•	Serve 21 destinations in Europe and the Middle East

•	Maintain current hubs of both American Airlines and US Airways, resulting in more choices for customers

•	Improve traffic flows through the existing hubs of both carriers

•	Expand service from those hubs to offer increased service to existing markets and service to new cities

•	Provide an industry-leading travel experience through innovative initiatives intended to increase comfort and connectivity for all customers

•	Improve valuable loyalty program benefits through expanded opportunities to earn and redeem miles across the combined network

In addition, American Airlines’ landmark agreements with Airbus and Boeing, designed to transform the American Airlines fleet over the next four years, will solidify the combined airline’s fleet plan into the next decade. The combined airline is planning to take delivery of more than 600 new aircraft, including 517 narrowbody aircraft and 90 widebody international aircraft, most of which will be equipped with advanced in-seat inflight entertainment systems offering thousands of hours of programming, inflight Wi-Fi offering connectivity throughout the world, and “Main Cabin Extra” seating with 4-6 inches of additional legroom in the Main Cabin. The combined carrier’s fleet will also feature fully lie-flat, all-aisle access premium seating on American’s new Boeing 777-300ER aircraft and Airbus 321 Transcontinental deliveries slated for later this year. Similar to US Airways’ Airbus A330 international Envoy service, American will also retrofit existing 777-200 and 767-300 aircraft to include fully lie-flat premium seating in an effort to provide a consistent experience for customers flying on the combined carrier.

Customers can continue to book travel and track and manage flights and frequent flyer activity through AA.com or USAirways.com, and will continue to enjoy all benefits and rewards of the AAdvantage and Dividend Miles frequent flyer programs. At this time, there are no changes to the frequent flyer programs of either airline as a result of the merger agreement. All miles in both programs will continue to be honored. Upon merger approval, additional information will be provided to customers of both frequent flyer programs on any future program updates, including account consolidation or benefit alignment.

Employees to Benefit from Greater Long-Term Opportunities

Employees of the combined airline will benefit from being part of a company with a more competitive and stable financial foundation, which will create greater opportunities over the long term. Each carrier’s employees will receive reciprocal travel privileges as quickly as possible. The merger will also provide the path to improved compensation and benefits for employees.

“Together we will combine the proud histories of both airlines and create one team that recognizes the contributions of all employees to our airlines’ great customer service and financial success. Our future has never looked brighter thanks to the outstanding people of both American Airlines and US Airways,” concluded Parker.

As previously announced, the unions representing American Airlines pilots, flight attendants and ground employees, as well as the union representing US Airways pilots, have agreed to terms for improved collective bargaining agreements effective upon the closing of the merger. In addition, the union representing US Airways flight attendants has reached a tentative agreement that includes support for the merger. The American Airlines unions representing pilots and flight attendants are working with their US Airways counterparts to determine representation and single agreement protocols.

Superior Value for Stakeholders

American Airlines stakeholders and US Airways shareholders are expected to benefit from the significant upside potential of the new combined airline, which is expected to have approximately $40 billion in revenues based upon the combination of each company’s projected 2013 performance. The combination is expected to deliver enhanced value to American Airlines stakeholders and is projected to be significantly accretive to EPS for US Airways shareholders in 2014.

The transaction is expected to generate more than $1 billion in annual net synergies in 2015, including $900 million in network revenue synergies, resulting predominantly from increased passenger traffic, taking advantage of the combined carrier’s improved schedule and connectivity, an improved mix of high-yield business, and the redeployment of the combined fleet to better match capacity to customer demand. Estimated cost synergies of approximately $150 million are net of the impact of the new labor combined contracts at American Airlines and US Airways. The companies expect one-time transition costs for the merger of approximately $1.2 billion, spread over the next three years.

The abovementioned provisions of the support agreement relating to the treatment of prepetition unsecured claims against the Debtors and existing equity interests in AMR under a plan are summarized as follows:

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Holders of existing AMR equity interests will receive an aggregate initial distribution of 3.5% of the common stock of the combined airline on the effective date of the plan, with the potential to receive additional shares if the value of common stock received by holders of prepetition unsecured claims would satisfy their claims in full;

•

So-called “double dip” creditors (i.e., holders of prepetition unsecured claims as to which both AMR and American Airlines are obligors, either directly or indirectly) will receive shares of mandatorily convertible preferred stock equal to the full amount of their claims. These shares will convert into common stock of the combined airline at 30 day intervals during the 120 day period following the effective date of the plan, based on a formula tied to the market price of the common stock of the combined airline;

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So-called “single dip” creditors (i.e., holders of prepetition unsecured claims that are not guaranteed) will receive a combination of shares of the same class of mandatorily convertible preferred stock as the “double dip” creditors will receive and shares of common stock of the combined airline; and

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American Airlines’ labor unions and other employees will receive an aggregate of 23.6% of the common stock of the combined airline ultimately distributed to holders of prepetition unsecured claims against the Debtors.

The support agreement can be terminated in certain instances, including the failure of the Debtors to achieve certain milestones toward confirmation and consummation of the plan.

Clear Roadmap to Completion

The merger is conditioned on the approval by the U.S. Bankruptcy Court for the Southern District of New York, regulatory approvals, approval by US Airways shareholders, other customary closing conditions, and confirmation and consummation of the Plan. The combination is expected to be completed in the third quarter of 2013. During the period between the signing and closing of the transaction, a transition-planning team comprised of leaders from both companies will develop a carefully constructed integration plan to help assure a smooth and sustainable transition.

Advisors

Rothschild is serving as financial advisor to American Airlines, and Weil, Gotshal & Manges LLP, Jones Day, Paul Hastings, Debevoise & Plimpton LLP and K&L Gates LLP are serving as legal counsel. Barclays and Millstein & Co. are serving as financial advisors to US Airways, and Latham & Watkins LLP, O’Melveny & Myers, Cadwalader, Wickersham & Taft LLP, and Dechert LLP are serving as legal counsel to US Airways. Moelis & Company and Mesirow Financial are serving as financial advisors to the Unsecured Creditors Committee. Skadden, Arps, Slate, Meagher & Flom LLP and Togut, Segal & Segal LLP are serving as the Unsecured Creditors Committee’s legal counsel.

Tax Benefit Preservation Plan

In conjunction with execution of the Merger Agreement, US Airways also announced today that its Board of Directors has adopted a tax benefit preservation plan designed to help preserve the value of the net operating losses and other deferred tax benefits of US Airways and the combined enterprise resulting from the merger with AMR. The tax benefit preservation plan, which is effective immediately and will remain in place no longer than the closing of the merger, is designed to reduce the likelihood that changes in the US Airways investor base would limit the future use of the tax benefits by US Airways or the combined enterprise, which would significantly impair the value of the benefits to all shareholders.

As part of the plan, the US Airways Board of Directors has declared a dividend of one common stock purchase right, which are referred to as “rights,” for each outstanding share of US Airways common stock. The rights will be exercisable if a person or group, without the approval of the US Airways board or other permitted exception, acquires beneficial ownership of 4.9% or more of US Airways’ outstanding common stock. The rights also will be exercisable if a person or group that already beneficially owns 4.9% or more of the common stock of US Airways, without board approval or other permitted exception, acquires additional shares (other than as a result of a dividend or a stock split). If the rights become exercisable, all holders of rights, other than the person or group triggering the rights, will be entitled to purchase US Airways common stock at a 50% discount. Rights held by the person or group triggering the rights will become void and will not be exercisable. The rights will expire immediately upon the occurrence of certain events, including the closing of the merger or the termination of the merger agreement. In addition, the certificate of incorporation of the combined company will contain limitations on certain acquisitions and dispositions of shares effective from and after the closing of the merger, also with the objective of preserving the value of net operating losses and other deferred tax benefits.

US Airways shareholders with ownership positions near or above the 4.9% threshold specified in the tax preservation plan are urged to review its terms carefully. Further details about the plan will be contained in a Form 8-K to be filed today by US Airways with the Securities and Exchange Commission.

Website

Additional information about the benefits of the transaction is available at a new joint website launched by the airlines at www.newAmericanarriving.com. Customers are also invited to learn more at www.aa.com/arriving and www.usairways.com/arriving.

Conference Call and Webcast

American Airlines and US Airways executives will discuss the transaction on a conference call today, February 14, 2013, at 8:30 a.m. ET / 5:30 a.m. PT. To access the conference call, please dial (877) 681-1320 (U.S. dial-in) or (973) 935-2840 (international dial-in) at least 20 minutes prior to the start of the call, referencing conference ID# 99288242. A replay of the call will be available until March 14, 2013 by dialing (800) 585-8367 (U.S. dial-in) or (404) 537-3406 (international dial-in) (conference ID# 99288242). The call will also be webcast with accompanying slides on the investor relations sections of www.aa.com and www.usairways.com, as well as the new joint website www.newAmericanarriving.com.

Press Conference and Webcast

Tom Horton and Doug Parker will also be discussing the transaction at a press conference today, February 14, 2013, at 11:00 a.m. ET / 8:00 a.m. PT. A live video feed of the press conference will be available at www.aa.com/201302Press and a replay will be available on www.newAmericanarriving.com.

Analyst Luncheon and Webcast

American Airlines and US Airways executives will also be discussing the transaction at an analyst and investor luncheon today, February 14, 2013, at 12:00 p.m. ET / 9:00 a.m. PT. The event will be webcast on the investor relations sections of www.aa.com and www.usairways.com, as well as the new joint website www.newAmericanarriving.com.

B-roll

American Airlines b-roll is available at: https://vimeo.com/59532586

US Airways b-roll is available at: https://vimeo.com/59421912

About American Airlines

American Airlines focuses on providing an exceptional travel experience across the globe, serving more than 260 airports in more than 50 countries and territories. American’s fleet of nearly 900 aircraft fly more than 3,500 daily flights worldwide from hubs in Chicago, Dallas/Fort Worth, Los Angeles, Miami and New York. American flies to nearly 100 international locations including important markets such as London, Madrid, São Paulo and Tokyo. With more than 500 new planes scheduled to join the fleet, including continued deliveries of the Boeing 737 family of aircraft and new additions such as the Boeing 777-300ER and the Airbus A320 family of aircraft, American is building toward the youngest and most modern fleet among major U.S. carriers. American’s website, AA.com®, provides customers with easy access to check and book fares, and personalized news, information and travel offers. American’s AAdvantage® program, one of the most popular frequent flyer programs in the world, lets members redeem miles for flights to almost 950 destinations worldwide, as well as flight upgrades, vacation packages, car rentals, hotel stays and other retail products. The airline also offers nearly 40 Admirals Club® locations worldwide providing comfort, convenience, and an environment with a full range of services making it easy for customers to stay productive without interruption. American is a founding member of the oneworld® alliance, which brings together some of the best and biggest airlines in the world, including global brands like British Airways, Cathay Pacific, Iberia Airlines, Japan Airlines, LAN and Qantas. Together, its members serve more than 840 destinations served by some 9,000 daily flights to nearly 156 countries and territories. Connect with American on Twitter @AmericanAir or Facebook.com/AA. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AMR Corporation common stock trades under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group.

About US Airways

US Airways, along with US Airways Shuttle and US Airways Express, operates nearly 3,200 flights per day and serves more than 200 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs more than 32,000 aviation professionals worldwide, operates the world’s largest fleet of Airbus aircraft and is a member of the Star Alliance network, which offers its customers more than 21,500 daily flights to 1,356 airports in 193 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia and Phoenix, and a focus city in Washington, D.C. at Ronald Reagan Washington National Airport. Aviation Week and Overhaul & Maintenance magazine presented US Airways with the 2012 Aviation Maintenance, Repair and Overhaul (MRO) of the Year Award for demonstrating outstanding achievement and innovation in the area of technical operations. Military Times Edge magazine named US Airways as a Best of Vets employer in 2011 and 2012. US Airways was, for the third year in a row, the only airline included as one of the 50 best companies to work for in the U.S. by LATINA Style magazine’s 50 Report. The airline also earned a 100 percent rating on the Human Rights Campaign Corporate Equality index for six consecutive years. The Corporate Equality index is a leading indicator of companies’ attitudes and policies toward lesbian, gay, bisexual and transgender employees and customers. For more company information visit usairways.com, follow on Twitter @USAirways or at Facebook.com/USAirways.

Additional Information and Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger transaction between AMR Corporation (“AMR”) and US Airways Group, Inc. (“US Airways”) will be submitted to the stockholders of US Airways for their consideration. AMR expects to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a prospectus of AMR and a proxy statement of US Airways, and US Airways expects to file with the SEC a definitive proxy statement on Schedule 14A. AMR and US Airways also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF US AIRWAYS ARE URGED TO READ THE PROXY STATEMENT, PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement, prospectus and other documents containing important information about AMR and US Airways, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by US Airways, when and if available, can be obtained free of charge on US Airways’ website at www.usairways.com or by directing a written request to US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281, Attention: Vice President, Legal Affairs. Copies of the documents filed with the SEC by AMR, when and if available, can be obtained free of charge on AMR’s website at www.aa.com or by directing a written request to AMR Corporation, P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, Texas 75261-9616, Attention: Investor Relations or by emailing investor.relations@aa.com.

US Airways, AMR and certain of their respective directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of US Airways in connection with the proposed transaction. Information about the directors and executive officers of US Airways is set forth in its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 27, 2012. Information about the directors and executive officers of AMR is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on February 15, 2012. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, prospectus and proxy statement and other relevant materials when and if filed with the SEC in connection with the proposed transaction.

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast” and other similar words. These forward-looking statements are based on AMR’s and US Airways’ current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: failure of a proposed transaction to be implemented; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of US Airways and AMR generally, including those set forth in the filings of US Airways and AMR with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings, including the registration statement, proxy statement and prospectus. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. Neither AMR nor US Airways assumes any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.

Contacts:

AMR Media Relations (817) 967-1577 mediarelations@aa.com	US Airways Media Relations (480) 693-5729 media.relations@usairways.com